Exhibit 99.1

Benson Hill Announces Full Year 2022 Financial Results and Expectations for Strong Proprietary Product Growth in 2023
•Revenues increased 319 percent to $381 million, including a near doubling of proprietary revenues to $73 million.
•Gross profit was $3.5 million ($8.5 million when excluding an approximate $4.9 million loss from open mark-to-market timing differences).
•2023 proprietary revenues are expected to grow to an estimated range of $100 million to $110 million and help drive a more than doubling of gross profit in the range of $20 million to $30 million.
•2023 Adjusted EBITDA loss is expected to narrow and use of free cash is expected to increase due primarily to planned investments to enable additional, higher margin food-grade manufacturing capabilities.
•In 2025, management remains committed to the target of positive Adjusted EBITDA and free cash flow as it focuses on the highest-margin proprietary products in response to persistent high costs across the supply chain.
•The Company expects to execute a plan to optimize its capital structure and actions to increase return on capital.
ST. LOUIS, MO - March 13, 2023 - Benson Hill, Inc. (NYSE:BHIL, the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced operating and financial results for the year ended December 31, 2022.
“2022 was an exceptional year for Benson Hill, and we expect 2023 to bring continued proprietary revenue growth and gross margin expansion led by our soy ingredient products,” said Matt Crisp, Chief Executive Officer of Benson Hill. “Demand for our innovations remains strong, although persistent high supply chain costs are impacting our profitability in certain food ingredient categories, which we believe will continue for the foreseeable future. To meet the needs of our customers, we will execute a more targeted growth strategy focused on the highest-margin proprietary products and one that de-emphasizes lower margin products. In addition, we are finalizing and expect to implement capital management changes designed to reduce debt, interest and operating expenses, and increase return on capital, while maintaining our commitment to fully fund the business. Our team demonstrated its ability to meet our strategic objectives, and we remain steadfast in our commitment to shareholders to achieve significant yet disciplined growth, as well as our target of profitability in 2025.”

Full Year 2022 Results as Compared to The Same Period of 2021
The financial results discussed in this press release exclude the Fresh business, which was divested in a two-part transaction announced on January 3, 2023, the initial portion of which was consummated on December 29, 2022, and the second portion of which is expected to close in the second quarter of 2023. The Company recorded the Fresh business as discontinued operations as of December 31, 2022. The impact of open mark-to-market timing differences on the profit and loss statement and reconciliation of non-GAAP financial measures can be found on pages 6 and 12, respectively.

•Revenues were $381.2 million, an increase of $290.3 million, or 319 percent. Strong demand from customers and greater availability of proprietary soy ingredients, meal and edible oil products resulted in a near doubling of proprietary revenues to $72.6 million. Non-proprietary revenues increased significantly due to favorable soy and yellow pea commodity prices and operational excellence associated with the startup of two soy production facilities.
•Gross profit was $3.5 million, an increase of $9.4 million. Excluding approximately $4.9 million in losses due to open mark-to-market timing differences, gross profit was $8.5 million and gross margins were 2.2 percent. Favorable top line growth, proprietary revenue mix, and contributions from partnership and licensing agreements were partially offset by cost pressures in the supply chain as well as the impact from adverse weather in the month of December.
•Operating expenses were $128.5 million, a $16.0 million increase, which includes $34.0 million for non-cash items primarily related to stock compensation and depreciation.
◦Selling, general and administrative expenses were $81.0 million, an increase of $9.1 million or 13 percent.
◦R&D expenses were $47.5 million, an increase of $6.9 million or 17 percent.
◦All year-over-year operating expense increases were related to non-cash items.

•Inclusive of open mark-to-market timing differences, net loss from continuing operations was $99.7 million, a decrease in loss of $22.5 million or 18 percent. Adjusted EBITDA was a loss of $81.6 million, or a loss of $76.7 million, excluding the impact from open mark-to-market timing differences, which was in line with the prior year.
•Cash, restricted cash, and marketable securities of $175.0 million were on hand as of December 31, 2022.

Fourth Quarter 2022 Results as Compared to The Same Period of 2021
•Revenues were $99.2 million, an increase of $68.4 million, or 223 percent. The performance was driven by sales for both proprietary and non-proprietary soy and yellow pea products.
•Gross profit was $0.8 million, an increase in profitability of $4.0 million, and includes an approximately $3.3 million loss due to open mark-to-market timing difference. Gross margins were approximately 4 percent when excluding open mark-to-market timing differences.
•Inclusive of mark-to-market timing differences, net loss from continuing operations was $30.8 million, a decrease in loss of $10.4 million or 25.3 percent. Adjusted EBITDA was a loss of $21.4 million compared to a loss of $29.1 million.

Outlook
Excludes the Fresh segment which is now classified as discontinued operations.
Management expects continued strong demand for its proprietary products in 2023 resulting in a 40 percent to 50 percent increase in proprietary revenues to a range of $100 million to $110 million. Non-proprietary revenues are expected to decline moderately in favor of proprietary products, which sets the expectation for consolidated revenues to be in the range of $390 million to $430 million.
Consolidated gross profit is expected to be in the range of $20 million to $30 million driven by anticipated increases in proprietary sales, increased revenues from partnership and licensing agreements, which is expected to have higher margins, and favorable soy commodity markets for non-proprietary product sales. This outlook includes assumptions for persistent inflationary and supply chain logistics.
The Company expects a net loss of $125 million to $135 million and Adjusted EBITDA loss in the range of $63 million to $68 million.

Capital expenditures are expected to be in the range of $20 million to $25 million due to a two-year capital project to add the capability for soy flour texturization at the Creston, Iowa facility.
Management is in the advanced stages of finalizing a plan designed to lower the cost of capital, increase return on capital, and reduce costs. During the back half of this year, the Company expects to retire the existing $100 million high-cost debt two years early and replace it with a conventional, lower cost lending facility. The Company intends to utilize its current shelf registration statement, including its ATM facility, or alternative equity financing, for up to $100 million to supplement the cash needed to fully fund the business to profitability in 2025. The anticipated retirement of the existing debt will incur pre-payment penalties and other costs that, along with the planned capital expenditures, is expected to result in a free cash flow loss in 2023 of $120 million to $128 million. Management is also exploring strategic options for its Seymour, Indiana, soy crush facility to deploy capital more effectively within the closed-loop operations, reduce costs, and increase return on capital.

Management remains committed to its objective of achieving positive Adjusted EBITDA and positive free cash flow in 2025. The adoption of the targeted growth strategy is expected to result in proprietary revenues in 2025 of at least $300 million compared to the prior target of over $350 million. Consolidated revenues are forecasted to be $400 million or greater. The target for gross margins remains at 25 percent.

Webcast
A webcast of the conference call will begin at 8:30 a.m. ET today. The link to participate is available on the Investor Relations page of the Company’s website.
About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.

Use of Non-GAAP Financial Measures
In this press release, the Company includes references to non-GAAP performance measures. The Company uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By referencing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s plans to improve its capital structure; the Company’s current guidance regarding certain expected 2023 financial and operating results, including guidance regarding consolidated, proprietary and non-proprietary revenues and revenues from partnership and licensing agreements, margins, consolidated gross profit, net loss, Adjusted EBITDA, capital expenditures and use of free cash flow; expectations regarding actions intended to lower the cost of capital, increase return on capital, and reduce costs, including plans to retire its existing debt early and replace it with a conventional lending facility, including expectations regarding pre-payment penalties and other costs in connection therewith, plans regarding equity financing to supplement the cash needed to fully fund the business to profitability in 2025, and statements regarding the Company’s plans to explore strategic options for its Seymour, Indiana, soy crush facility; any statements regarding the Company’s plans to fully fund the business to profitability in 2025; expectations regarding macro-economic trends; expectations regarding the sources of expected consolidated revenue and gross profit growth, including improved commodity market conditions for non-proprietary product sales, and enhanced focus on higher margin product categories; expectations regarding revenue and gross profit mix; expectations regarding future costs and uses of free cash flow; expectations regarding the unwinding of mark-to-market timing differences and the Company’s assessment of its futures contracts; the expected timing and anticipated benefits of the divestiture of the Fresh business, including the consummation of the pending transaction pertaining to the Fresh assets remaining to be sold; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; expectations regarding the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments and the fair valuation of futures contracts; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; projections of market opportunity and supply chain constraints; the Company’s outlook and financial and other guidance; management’s strategy and plans for growth, including those intended to lower the cost of capital, increase return on capital and reduce costs. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks associated with the Company’s inability to execute on its plans to lower the cost of capital, increase return on capital and reduce costs; the risk that the Company’s actions intended to fully fund the business to profitability in 2025 will be insufficient to achieve such objective; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; the risk that the Company will be unable to renegotiate or retire any of its existing debt by entering into an amended or new facility in a timely manner, on favorable terms, or at all; risks relating to the failure to realize the anticipated benefits of the Company’s shelf registration statement, including its at-the-market facility, or otherwise fail to raise equity capital to supplement its cash needs; risks relating to potential dilution; risks relating to the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments and the fair valuation of futures contracts; the risk that the Company will not realize the anticipated benefits of the divestiture of the Fresh business, including risks relating to the failure to satisfy the conditions to the consummation of the pending transaction to sell the remaining assets of the Fresh business, and the risk that such transaction may not be completed in a timely manner or at all; risks associated with managing capital resources; risks associated with maintaining relationships with customers and suppliers and developing and maintaining partnering and licensing relationships; risks associated with changing industry conditions and consumer preferences; risks associated with the Company’s ability to generally execute on its business strategy; risks associated with the effects of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; risks associated with the Company’s transition to becoming a public company; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company can make no assurances that it will be able to retire its existing debt early on the anticipated timeframe, or at all, or that it will be able to replace such debt with a conventional, lower cost, lending facility, or any facility, on favorable terms, in a timely manner, or at all. Similarly, the Company can make no assurances that it will be able to raise up to $100 million, or any amount, of equity financing, whether under the Company’s shelf registration statement, including its ATM facility, or otherwise. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation, any expectations about our operational and financial performance or achievements through and including 2025. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaim any duty to update these forward-looking statements, except as otherwise required by law.

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Contacts
Investors: Ruben Mella: (314) 714-6313 / rmella@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com

Benson Hill, Inc.
Material Items Included in Consolidated Revenues and Cost of Sales
(In Thousands)
Currently, the Company does not seek cash flow hedge accounting treatment for its derivative financial instruments and thus changes in fair value are reflected in current earnings.
Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of futures contracts associated with the Company’s committed future operating capacity. These mark-to-market timing differences are not indicative of the Company’s operating performance.
The Company recorded the fair value of acquired sales and purchase contracts in the acquisition of the Company’s Creston, Iowa location, which are amortized, not marked-to-market, to revenues and cost of sales to the physical contracts.
The table below summarizes the pre-tax gains and losses related to derivatives and contract assets and liabilities:

	Fiscal Year 2022

		Open Mark-to-Market Timing Differences
	2022 Reported (unaudited)	Q1 Impact	Q2 Impact	Q3 Impact	Q4 Impact	2022 Excluding Impact
Revenues	$381,233	$(5,002)	$3,885	$3,267	$(4,534)	$383,617
Gross profit	$3,527	$(8,181)	$5,227	$1,381	$(3,353)	$8,453
Total operating expenses	$128,534	$—	$—	$—	$—	$128,534
Net loss from continuing operations	$(99,700)	$(8,181)	$5,227	$1,381	$(3,353)	$(94,774)
Adjusted EBITDA	$(81,645)	$(8,181)	$5,227	$1,381	$(3,353)	$(76,719)
•2022: The net temporary unrealized period-end loss on revenues and cost of sales was $2.4 million and $4.9 million, respectively. Management expects the open mark-to-market timing differences to unwind in the coming months.
•See Adjusted EBITDA reconciliation on page 12.

Benson Hill, Inc.
Consolidated Balance Sheets (Unaudited)
(In Thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$25,053	$78,940
Marketable securities	132,121	103,689
Accounts receivable, net	28,591	22,128
Inventories, net	62,110	37,004
Prepaid expenses and other current assets	29,346	16,806
Current assets held for sale	23,507	24,791
Total current assets	300,728	283,358
Property and equipment, net	99,759	98,076
Right of use asset, net	68,193	73,712
Goodwill and intangible assets, net	27,377	35,397
Other assets	4,863	4,538
Noncurrent assets held for sale	—	39,816
Total assets	$500,920	$534,897

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$36,717	$20,288
Current lease liability	3,682	1,831
Current maturities of long-term debt	2,242	6,901
Accrued expenses and other liabilities	33,435	25,608
Current liabilities held for sale	16,441	17,054
Total current liabilities	92,517	71,682
Long-term debt	103,991	77,035
Long-term lease liability	77,722	77,152
Warrant liabilities	24,285	46,051
Conversion option liability	8,091	8,783
Deferred tax liabilities	283	294
Other non-current liabilities	129	316
Noncurrent liabilities held for sale	—	2,137
Total liabilities	307,018	283,450
Stockholders’ equity:
Redeemable convertible preferred stock, $0.0001 par value; 1,000 authorized, no shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Common stock, $0.0001 par value, 440,000 and 440,000 shares authorized; 206,668 and 178,089 shares issued and outstanding as of December 31, 2022 and 2021, respectively	21	18
Additional paid-in capital	609,450	533,101
Accumulated deficit	(408,474)	(280,569)
Accumulated other comprehensive loss	(7,095)	(1,103)
Total stockholders’ equity	193,902	251,447
Total liabilities and stockholders’ equity	$500,920	$534,897

Benson Hill, Inc.
Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Information)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$99,180	$30,732	$381,233	$90,945
Cost of sales	98,391	33,972	377,706	96,846
Gross profit (loss)	789	(3,240)	3,527	(5,901)
Operating expenses:
Research and development	11,761	14,171	47,500	40,574
Selling, general and administrative expenses	21,586	21,534	81,034	71,947
Total operating expenses	33,347	35,705	128,534	112,521
Loss from operations	(32,558)	(38,945)	(125,007)	(118,422)
Other (income) expense:
Interest expense, net	5,414	611	21,444	4,481
Loss on extinguishment of debt	—	—	—	11,742
Change in fair value of warrants and conversion options	(7,387)	398	(49,063)	(12,127)
Other (income) expense, net	149	1,226	2,253	(549)
Total other (income) expense, net	(1,824)	2,235	(25,366)	3,547
Net loss from continuing operations before income tax	(30,734)	(41,180)	(99,641)	(121,969)
Income tax expense	29	13	59	231
Net loss from continuing operations, net of tax	(30,763)	(41,193)	(99,700)	(122,200)
Net loss from discontinued operations, net of tax	(22,843)	(1,014)	(28,205)	(4,047)
Net loss	$(53,606)	$(42,207)	$(127,905)	$(126,247)

Net loss per common share:
Basic and diluted net loss per common share from continuing operations	$(0.17)	$(0.26)	$(0.55)	$(1.00)
Basic and diluted net loss from discontinued operations, net of tax	$(0.12)	$(0.01)	$(0.16)	$(0.04)
Basic and diluted net loss per common share	$(0.29)	$(0.27)	$(0.71)	$(1.04)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	186,787	158,323	179,867	121,838

Benson Hill, Inc.
Consolidated Statements of Comprehensive Loss (Unaudited)
(In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(53,606)	$(42,207)	$(127,905)	$(126,247)
Foreign currency:
Comprehensive (loss) income	37	(26)	(9)	4
	37	(26)	(9)	4
Marketable securities:
Comprehensive loss	6,240	(1,963)	(3,678)	(1,813)
Adjustments for net (losses) income realized in net loss	(4,437)	1,234	(2,305)	1,031
	1,803	(729)	(5,983)	(782)
Total other comprehensive (loss) income	1,840	(755)	(5,992)	(778)
Total comprehensive loss	$(51,766)	$(42,962)	$(133,897)	$(127,025)

Benson Hill, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In Thousands)

	Year Ended December 31,
	2022	2021
Operating activities
Net loss	$(127,905)	$(126,247)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,836	12,817
Stock-based compensation expense	19,520	7,183
Bad debt expense	863	309
Change in fair value of warrants and conversion options	(49,063)	(12,127)
Amortization related to financing activities	9,279	1,389
Loss on extinguishment of debt	—	11,742
Loss on divestiture of discontinued operations	10,246	—
Impairment	11,579	—
Loss on investments and amortization on premiums	4,755	—
Other	4,579	(65)
Changes in operating assets and liabilities:
Accounts receivable	(3,070)	(7,038)
Inventories	(4,663)	(11,690)
Other assets	6,542	(13,149)
Accounts payable	(5,313)	11,293
Accrued expenses	6,419	7,539
Other liabilities	—	294
Net cash used in operating activities	(93,396)	(117,750)
Investing activities
Purchases of marketable securities	(372,170)	(648,923)
Proceeds from maturities of marketable securities	139,063	2,499
Proceeds from sales of marketable securities	193,250	639,612
Payments for acquisitions of property and equipment	(16,486)	(31,490)
Payments made in connection with business acquisitions	(1,034)	(116,287)
Proceeds from divestitures of discontinued operations	17,131	—
Net cash used in investing activities	(40,246)	(154,589)
Financing activities
Net contributions from Merger, at-the-market offering and PIPE financing, net of transaction costs of $4,087 and $34,940 for 2022 and 2021, respectively	81,109	285,378
Payments for extinguishment of debt	—	(43,082)
Principal payments on debt	(7,288)	(4,400)
Proceeds from issuance of debt	23,540	103,634
Borrowing under revolving line of credit	19,774	20,954
Repayments under revolving line of credit	(19,821)	(20,907)
Proceeds from issuance of redeemable convertible preferred stock, net of costs	—	—
Retirement of redeemable convertible preferred stock	—	—
Repayments of financing lease obligations	(1,630)	(703)
Proceeds from the exercise of stock options and warrants	2,325	681
Net cash provided by financing activities	98,009	341,555
Effect of exchange rate changes on cash	(9)	4
Net increase (decrease) in cash, cash equivalents and restricted cash	(35,642)	69,220
Cash, cash equivalents and restricted cash, beginning of year	78,963	9,743
Cash, cash equivalents and restricted cash, end of year	$43,321	$78,963

Supplemental disclosure of cash flow information
Cash paid for taxes	$57	$53
Cash paid for interest	$14,398	$6,591
Supplemental disclosure of non-cash activities
Issuance of Notes Payable Warrants and Convertible Notes Payable Warrants	$—	$6,663
Conversion of Notes Payable Warrants upon Merger	$—	$4,576
Public Warrants and Private Placement Warrants acquired in Merger	$—	$50,850
Issuance of conversion option	$—	$8,783
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$3,058	$3,578
Purchases of inventory included in accounts payable and accrued expenses and other current liabilities	$1,553	$1,854
Financing leases	$806	$46,021

Benson Hill, Inc.
Non-GAAP Reconciliation
(Dollar Amounts in Thousands)

This press release contains financial measures not derived in accordance with generally accepted accounting principles ("GAAP"). Reconciliations to the most comparable GAAP measures are provided below. The Company defines Adjusted EBITDA as net loss from continuing operations excluding income taxes, interest, depreciation, amortization, stock-based compensation, and the impact of significant non-recurring items.

Adjustments to reconcile net loss from our continuing operations to Adjusted EBITDA for the years ended December 31, 2022 and 2021 are as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022 (unaudited)	2021 (unaudited)	2022 (unaudited)	2021 (unaudited)
Adjustments to reconcile net loss from continuing operations to Adjusted EBITDA
Net loss from continuing operations	$(30,763)	$(41,193)	$(99,700)	$(122,200)
Interest expense, net	5,414	611	21,444	4,481
Income tax expense (benefit)	29	13	59	231
Depreciation and amortization	5,909	3,444	20,513	10,478
Stock-based compensation	3,749	4,414	19,520	7,183
Change in fair value of warrants	(7,389)	398	(49,063)	(12,127)
Other non-recurring costs, including acquisitions	1,619	3,193	5,582	4,688
Employee retention credit	—	—	—	(1,550)
Merger transaction costs	—	—	—	11,693
Non-recurring public company readiness costs	—	—	—	5,265
Loss on extinguishment of debt	—	—	—	11,742
South America seed production costs	—	—	—	2,805
Adjusted EBITDA	$(21,432)	$(29,120)	$(81,645)	$(77,311)

Adjustments to reconcile estimated 2023 net loss from continuing operations to estimated Adjusted EBITDA are as follows:

	2023 Estimate
Net loss from continuing operations	$(125,000)	-	(135,000)
Interest expense, net	27,000	-	29,000
Depreciation and amortization	21,000	-	23,000
Stock-based compensation	14,000	-	15,000
Total Adjusted EBITDA	$(63,000)	-	(68,000)

Benson Hill, Inc.
Supplemental Schedules – 2023 Free Cash Flow Non-GAAP Reconciliation
(Dollar Amounts in Thousands)

Adjustments to reconcile estimated free cash flow:

2023 Estimate
Net loss from continuing operations	$ (125,000) – (135,000)
Depreciation and amortization	21,000 – 23,000
Stock-based compensation	14,000 – 15,000
Changes in working capital	(12,000) – (14,000)
Other	2,000 – 8,000
Net Cash Used on Operating Activities	$ (100,000) – (103,000)
Payments for acquisition of property and equipment	(20,000) – (25,000)
Free Cash Flow	$ (120,000) – (128,000)